UNITED STATES


                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.   20549


                                    Form 8-K




                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)      February 3, 1999





                   POTOMAC ELECTRIC POWER COMPANY
     (Exact name of registrant as specified in its charter)





District of Columbia and Virginia      1-1072            53-0127880
 (State or other jurisdiction of    (Commission     (I.R.S. Employer
  incorporation)                     File Number)   Identification No.)





1900 Pennsylvania Avenue, N. W., Washington, D. C.             20068
     (Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code       (202) 872-3526


    (Former Name or Former Address, if Changed Since Last Report)
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                                                                   Pepco
                                                                   Form 8-K

Item 5.   Other Events
=======   ============

  On February 3, 1999, Potomac Electric Power Company (the "Company") together with several other parties filed an Agreement of Stipulation and Settlement (the "Agreement") concerning the Company's Maryland stranded cost adjudication proceeding, an element of the transition to electricity competition in Maryland. Under the Agreement, if approved by the Maryland Public Service Commission (the "PSC") and if all other conditions to the Agreement are satisfied, the Company will sell all of its plants, facilities and equipment used in the generation of electricity and its other rate-based assets that are not required for the provision of electric transmission and distribution services located both in Maryland and elsewhere (collectively, the "generation assets"). The Agreement also provides for the recovery by the Company of its stranded costs allocated to Maryland and the Maryland-related expenses incurred by the Company in preparation for the implementation of retail competition.

  The conditions to the Agreement, in addition to the approval, without change, of all of the provisions of the Agreement by the PSC, include (i) passage by the Maryland General Assembly of legislation enabling competition and customer choice, including legislation that modifies the taxation of Maryland utilities, and (ii) approval by the District of Columbia Public Service Commission (the "D.C. Commission") of the sale by the Company of its generation assets.

  The parties to the Agreement include the staff of the PSC, the Maryland People's Counsel, the Maryland Energy Administration, the U.S. General Services Administration, the Washington Metropolitan Area Transit Authority, and the Mid-Atlantic Power Supply Association. There are a number of other parties to the proceeding.

Divestiture of Generation Assets
================================

  The Company currently owns more than 6,000 megawatts of generating capacity, which is provided by six Company-owned, fossil-fueled power plants (of which two are located in Washington, D.C., three are located in Maryland and one is located in Virginia). The Company also has purchased capacity totalling 764 megawatts under long-term contracts.

  Under the Agreement, if it is approved by the PSC and all other required regulatory approvals are obtained, the Company has agreed to sell its generation assets through an auction process. The generation assets to be sold will include the Company's purchase power contracts, unless the inclusion of such assets in the sale will result in the total value received being significantly less or unless the Company is not legally free to sell such assets. Any power purchase contract not included in the sale of generation assets would become a distribution asset of the Company.

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                                                                  Form 8-K


  The Company has agreed to endeavor to obtain D.C. Commission approval for the sale of its generation assets by March 31, 1999, and to obtain all other required regulatory approvals in a timely fashion. If D.C. Commission approval is obtained by March 31, 1999, the solicitation of bidders is targeted to begin by July 1, 1999. The Company is obligated to make a good faith effort to close the sale of the generation assets by July 1, 2000. If all required regulatory approvals are not obtained by January 1, 2000, the Agreement will terminate. If the sale is completed, the generation assets sold would no longer be subject to cost of service regulation by the PSC.

Application of Sale Proceeds and Recovery of Stranded Costs and Transition
Costs
==========================================================================


  If the pre-tax net proceeds from the sale of the generation assets are less than the then-current net book value of the generation assets ("book value"), a non-bypassable Competitive Transition Charge to Maryland customers would be established to enable the Company to recover (i) the portion allocable to Maryland of the amount by which such proceeds are less than book value, plus
(ii) the portion allocable to Maryland of certain generation-related regulatory assets (together, "stranded costs") and the additional expenses incurred by the Company in the preparation for and implementation of retail access that the PSC authorizes the Company to recover from its Maryland customers and which are incurred or reasonably estimated to be incurred prior to July 1, 2003 ("transition costs").

  If the pre-tax net proceeds from the sale of the generation assets exceed the book value, the excess that is allocable to Maryland would be applied to offset any remaining Maryland-related stranded costs and transition costs. If such excess is not sufficient to recover fully such costs, the shortfall allocable to Maryland will be recoverable through a non-bypassable Competitive Transition Charge to Maryland customers.

  If the pre-tax net proceeds from the sale of the generation assets both exceed book value and are sufficient to cover any remaining stranded costs and transition costs, the portion of the remaining proceeds that are allocable to Maryland would be distributed to the Company's Maryland customers by means of a Competitive Transition Credit applied to the Company's Maryland retail service rates as follows:

                                         Percentage of Maryland Allocation
     Excess Pre-Tax Net Proceeds         Distributed to Maryland Customers
     ===========================         =================================

     $100 million or less                         70%

     Next $100 million                            60%

     Any amount over
       $200 million                               50%

                                         -3-
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                                                                Form 8-K


  The period of time over which the Competitive Transition Charge or the Competitive Transition Credit would be applied has not yet been determined.

Introduction to Retail Access
=============================

  Contingent upon the enactment of the necessary tax and enabling legislation by the Maryland General Assembly, the parties to the Agreement have targeted July 1, 2000, as the date on which retail access to a competitive market for generation services will be made available to all of the Company's Maryland customers. The unbundling of delivery rates for customers who choose a generation supplier other than the Company would be accomplished in a revenue neutral manner effective July 1, 2000.

  Under the Agreement, the Company's Maryland customers who are unable to receive generation services from another supplier, or who do not select another supplier, will be entitled to receive services ("default services") from the Company until July 1, 2003, at a rate for the applicable customer class that is no higher than the bundled rate in effect on June 30, 2000, but subject to adjustment for tax law changes enacted by the Maryland General Assembly relating to its authorization of electric industry restructuring. Thereafter, the Company would provide default services using power obtained through a competitive bidding process at regulated tariff rates determined on a pass-through basis and including an allowance for the costs incurred by the Company in providing the services.

                               *       *       *

  As discussed above, implementation of the Agreement is subject to a number of conditions, including approval of the Agreement by the PSC without any changes or conditions, as well as legislative action by the Maryland General Assembly and approval of the Company's sale of its generation assets by the D.C. Commission. There is no assurance that any or all of the conditions to the Agreement will be satisfied or, if satisfied, the timeframes within which such conditions will be satisfied.

  The information in this Form 8-K contains forward looking statements, as defined by the Private Securities Litigation Act of 1995, with regard to matters that could have an impact on the future operations, financial results or financial condition of the Company. These statements, including targeted dates for the occurrence of various events, are based on the current expectations, estimates or projections of management and are not guarantees of future performance or future occurrences. Actual results may differ

                                                                Pepco
                                                                Form 8-K


materially from those anticipated by the forward looking statements, depending on the occurrence or nonoccurrence of future events or conditions that are difficult to predict and in many cases are beyond the control of the Company, such as the actions that will be taken by the PSC, the D.C. Commission, the Maryland General Assembly, and other regulatory authorities, as well as actions by the Company's prospective competitors and other interested parties.


                                   Signatures
  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Potomac Electric Power Company
                                       ==============================
                                                 (Registrant)




                                         /s/  Dennis R. Wraase
                                      By ___________________________
                                              Dennis R. Wraase
                                         Senior Vice President and
                                          Chief Financial Officer

February 3, 1999
================
     DATE
















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